Exhibit 99.2

URBAN EDGE PROPERTIES

SUPPLEMENTAL DISCLOSURE
PACKAGE

September 30, 2019

Urban Edge Properties
888 7th Avenue, New York, NY 10019
NY Office: 212-956-2556
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
September 30, 2019
(unaudited)

TABLE OF CONTENTS
Page
Press Release
Third Quarter 2019 Earnings Press Release	1

Overview
Summary Financial Results and Ratios	10

Consolidated Financial Statements
Consolidated Balance Sheets	11
Consolidated Statements of Income	12

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	13
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	14
Funds from Operations	15
Market Capitalization, Debt Ratios and Liquidity	16
Additional Disclosures	17

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	18
Leasing Activity	19
Retail Portfolio Lease Expiration Schedules	20

Property Data
Property Status Report	22
Property Acquisitions and Dispositions	25
Development, Redevelopment and Anchor Repositioning Projects	26

Debt Schedules
Debt Summary	28
Mortgage Debt Summary	29
Debt Maturity Schedule	30

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports Third Quarter 2019 Results

NEW YORK, NY, October 30, 2019 - Urban Edge Properties (NYSE:UE) (the "Company") today announced its results for the quarter ended September 30, 2019.

Financial Results(1)(2)

•
Generated net income of $56.7 million, or $0.45 per diluted share, for the quarter compared to net income of $26.9 million, or $0.21 per diluted share, for the third quarter of 2018 and $112.7 million, or $0.89 per diluted share, for the nine months ended September 30, 2019 compared to $109.7 million, or $0.86 per diluted share, for the nine months ended September 30, 2018.

•
Generated Funds from Operations applicable to diluted common shareholders ("FFO") of $38.2 million, or $0.30 per share, for the quarter compared to $46.3 million, or $0.37 per share, for the third quarter of 2018 and $132.4 million, or $1.05 per share, for the nine months ended September 30, 2019 compared to $130.0 million, or $1.03 per share, for the nine months ended September 30, 2018.

•
Generated FFO as Adjusted of $36.5 million, or $0.29 per share, for the quarter compared to $41.9 million, or $0.33 per share, for the third quarter of 2018 and $111.1 million, or $0.88 per share, for the nine months ended September 30, 2019 compared to $124.7 million, or $0.98 per share, for the nine months ended September 30, 2018.

Operating Results(1)(3)

•
Reported a decline in same-property cash Net Operating Income ("NOI") including properties in redevelopment of 1.8% compared to the third quarter of 2018 and a decline of 0.6% compared to the nine months ended September 30, 2018. Excluding the impact of anchor bankruptcies, same-property cash NOI including properties in redevelopment for the quarter and for the nine months ended September 30, 2019 would have increased by 1.6% and 3.7%, respectively.

•
Reported a decline in same-property cash NOI excluding properties in redevelopment of 2.7% compared to the third quarter of 2018 and of 1.9% compared to the nine months ended September 30, 2018. Excluding the impact of anchor bankruptcies, same-property cash NOI excluding properties in redevelopment would have increased by 0.4% for the quarter and by 2.2% for the nine months ended September 30, 2019.

•
Reported same-property portfolio occupancy of 93.2%, an increase of 50 basis points compared to June 30, 2019 and a decrease of 270 basis points compared to September 30, 2018, primarily due to anchor bankruptcies.

•	Reported consolidated portfolio occupancy of 92.6%, an increase of 50 basis points compared to June 30, 2019 and a decrease of 260 basis points compared to September 30, 2018.

•
Executed 30 new leases, renewals and options totaling 401,000 square feet ("sf") during the quarter. Same-space leases totaled 400,000 sf and generated average rent spreads of 14.2% on a GAAP basis and 9.4% on a cash basis.

“We have made considerable progress on our anchor releasing efforts upgrading the quality of our portfolio with more vibrant retailers,” said Jeff Olson, Chairman and CEO.  “We are pleased with the strides being made across our platform which we expect will lead to meaningful improvements in occupancy, same-property NOI and earnings growth going forward.”
Development and Redevelopment
The Company completed five redevelopment projects with total estimated costs of $80.4 million during the third quarter:

•	Bergen Town Center in Paramus, NJ - expanded center with the addition of Burlington and added new restaurants including Ruth's Chris, Cava Grill, Sticky's Finger Joint and Chopt

•	West Branch Commons in Union, NJ - Burlington replaced former Toys “R” Us

•	Amherst Commons in Amherst, NY - Burlington replaced former Toys “R” Us

•	Briarcliff Commons in Morris Plains, NJ - Renovated façade and added Chick-fil-A and First Watch

The Company has $42.5 million of active redevelopment projects under way, which are expected to generate a 9% unleveraged yield. Approximately $8.3 million of that amount remains to be funded.

The Company is advancing its plans to redevelop and further densify its flagship assets, which include Bergen Town Center, Bruckner Commons, Hudson Mall, and Yonkers Gateway Center.

Anchor Leasing
As of the beginning of the year, the Company had 12 large anchor vacancies (>30,000 sf) accounting for approximately 710,000 sf of gross leasable area with a market rent of approximately $18 million a year. Significant progress has been made in addressing these vacancies:

•
The Company has executed leases on four of these vacancies, including two since the last quarter. Recently signed leases include LA Fitness at Shops at Bruckner and Fun City at Salem. The four executed leases will generate approximately $4.6 million in annual rent, approximately 50% of which commenced at the end of the third quarter of 2019.

•
On seven of these vacancies, the Company is in active negotiations with grocers, discounters, entertainment concepts and industrial users. The Company expects to sign leases with several of these operators soon with the remaining leases expected to be completed in the first half of 2020. The remaining vacancy at Bruckner Commons in the Bronx, NY will likely be incorporated into a larger scale redevelopment.

Acquisition and Disposition Activity
The Company is under contract to purchase three assets with a total consideration of $38 million. One asset is located in the Boston metropolitan area and two assets are adjacent to our existing property, Bergen Town Center. The acquisitions are expected to be executed via 1031 exchanges and funded using proceeds from dispositions.

Year-to-date, the Company has sold nine non-core properties for $127 million, including seven properties for $92 million during the quarter. The Company has three properties under contract to sell for approximately $60 million. The weighted average cap rate on properties sold or under contract to sell is approximately 7.4%.

Balance Sheet Highlights at September 30, 2019(1)(4)(5)(6)

•	Total market capitalization of approximately $4.1 billion, comprised of 127.0 million fully-diluted common shares valued at $2.5 billion and $1.6 billion of debt.

•	Net debt to total market capitalization of 25%.

•	Net debt to Adjusted Earnings before interest, tax, depreciation and amortization for real estate ("EBITDAre") of 4.8x.

•	$536.3 million of cash and cash equivalents, including restricted cash.

Financing and Investing Activities
During the quarter, the Company amended its $600 million revolving credit facility, extending the maturity date from March 2021 to January 2024 with two six-month extension options. The amended facility contains terms and conditions materially consistent with the prior agreement except that borrowing rates are generally lower by 5 basis points depending on the Company's leverage level. No amounts have been drawn on the credit facility.

In August, the Company received requests from certain OP unitholders(7) to redeem 357,998 OP Units. The Company elected to satisfy these redemptions by repurchasing the OP Units at a price of $16.70 per OP unit, resulting in total cash consideration of $6.0 million.

(1) Refer to "Non-GAAP Financial Measures" and "Operating Metrics" for definitions and additional detail.
(2) Refer to page 5 for a reconciliation of net income to FFO and FFO as Adjusted for the quarter ended September 30, 2019.
(3) Refer to page 6 for a reconciliation of net income to Cash NOI and Same-Property Cash NOI for the quarter ended September 30, 2019.
(4) Refer to page 7 for a reconciliation of net income to EBITDAre and annualized Adjusted EBITDAre for the quarter ended September 30, 2019.
(5) Net debt as of September 30, 2019 is calculated as total consolidated debt of $1.6 billion less total cash and cash equivalents, including restricted cash, of $536.3 million.
(6) Refer to page 16 for the calculation of market capitalization as of September 30, 2019.
(7) OP unitholders refer to holders of limited partnership interests ("OP Units") in Urban Edge Properties LP, the Company's operating partnership.

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:

•
FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular real estate investment trusts ("REITs"). FFO, as defined by the National Association of Real Estate Investment Trusts ("Nareit") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable real estate and land when connected to the main business of a REIT, impairments on depreciable real estate or land related to a REIT's main business and rental property depreciation and amortization expense. The Company believes that financial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminish predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.

•
FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results, including non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

•
Cash NOI: The Company uses cash NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes cash NOI is useful to investors as a performance measure because, when compared across periods, cash NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from net income. The Company calculates cash NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for non-cash rental income and expense, and income or expenses that we do not believe are representative of ongoing operating results, if any. In addition, the Company uses cash NOI margin, calculated as cash NOI divided by total revenue, which the Company believes is useful to investors for similar reasons.

•
Same-property Cash NOI: The Company provides disclosure of cash NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared totaling 73 properties for the three months ended September 30, 2019 and 2018 and 72 properties for the nine months ended September 30, 2019 and 2018. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area ("GLA") is taken out of service and also excludes properties acquired or sold during the periods being compared. As such, same-property cash NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition or disposition of properties during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of cash NOI on a same-property basis adjusted to include redevelopment properties. Same-property cash

NOI may include other adjustments as detailed in the Reconciliation of Net Income to cash NOI and same-property cash NOI included in the tables accompanying this press release.

•
EBITDAre and Adjusted EBITDAre: EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures utilized by us in various financial ratios. The White Paper on EBITDAre, approved by Nareit's Board of Governors in September 2017, defines EBITDAre as net income (computed in accordance with GAAP), adjusted for interest expense, income tax expense, depreciation and amortization, losses and gains on the disposition of depreciated property, impairment write-downs of depreciated property and investments in unconsolidated joint ventures, and adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. EBITDAre and Adjusted EBITDAre are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDAre and Adjusted EBITDAre, as opposed to income before income taxes, in various ratios provides meaningful performance measures related to the Company's ability to meet various coverage tests for the stated periods. Adjusted EBITDAre may include other adjustments not indicative of operating results as detailed in the Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre included in the tables accompanying this press release. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDAre as of September 30, 2019, and net debt (net of cash) to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage. The presentation of EBITDAre and Adjusted EBITDAre is consistent with EBITDA and Adjusted EBITDA as presented in prior periods.

The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operating Metrics

The Company presents certain operating metrics related to our properties, including occupancy, leasing activity and rental rates. Operating metrics are used by the Company and are useful to investors in facilitating an understanding of the operational performance for our properties.

Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and includes leases signed, but for which rent has not yet commenced. Same-property portfolio occupancy includes properties that have been owned and operated for the entirety of the reporting periods being compared totaling 73 properties for the three months ended September 30, 2019 and 2018 and 72 properties for the nine months ended September 30, 2019 and 2018. Occupancy metrics presented for the Company's same-property portfolio excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months or properties sold during the periods being compared.

Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease.

Reconciliation of Net Income to FFO and FFO as Adjusted

The following table reflects the reconciliation of net income to FFO and FFO as Adjusted for the three and nine months ended September 30, 2019 and 2018, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of FFO and FFO as Adjusted.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$56,700	$26,899	$112,659	$109,712
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(2,662)	(2,688)	(6,535)	(11,041)
Consolidated subsidiaries	2	(11)	24	(34)
Net income attributable to common shareholders	54,040	24,200	106,148	98,637
Adjustments:
Rental property depreciation and amortization	21,262	21,639	65,233	72,969
Gain on sale of real estate	(39,716)	(2,185)	(68,219)	(52,625)
Real estate impairment loss	—	—	22,653	—
Limited partnership interests in operating partnership	2,662	2,688	6,535	11,041
FFO Applicable to diluted common shareholders	38,248	46,342	132,350	130,022
FFO per diluted common share(1)	0.30	0.37	1.05	1.03
Adjustments to FFO:
Gain on sale of lease(2)	(1,849)	—	(1,849)	—
Tenant bankruptcy settlement income	(63)	(27)	(925)	(305)
Transaction, severance and other expenses	167	560	951	560
Casualty gain, net(3)	—	(3)	(13,583)	(691)
Impact from tenant bankruptcies(4)	—	(6,956)	(7,366)	(5,081)
Tax impact from Hurricane Maria	—	3	1,111	229
Executive transition costs	—	1,932	375	1,932
Environmental remediation costs	—	—	—	584
Gain on extinguishment of debt	—	—	—	(2,524)
FFO as Adjusted applicable to diluted common shareholders	$36,503	$41,851	$111,064	$124,726
FFO as Adjusted per diluted common share(1)	$0.29	$0.33	$0.88	$0.98

Weighted Average diluted common shares(1)	126,374	126,709	126,490	126,644
(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three and nine months ended September 30, 2019 and September 30, 2018, respectively are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(2) Amount for the three and nine months ended September 30, 2019 reflects a gain on the sale of our ground lease in Tysons Corner, VA.
(3) Amount for the nine months ended September 30, 2019 reflects insurance proceeds for Hurricane Maria at our two malls in Puerto Rico and tornado damage at our shopping center in Wilkes-Barre, PA.
(4) Amount for the nine months ended September 30, 2019 reflects a write-off of the below-market intangible liability connected with the rejection of our Kmart lease in Huntington, NY.

Reconciliation of Net Income to Cash NOI and Same-Property Cash NOI

The following table reflects the reconciliation of net income to cash NOI, same-property cash NOI and same-property cash NOI including properties in redevelopment for the three and nine months ended September 30, 2019 and 2018, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of cash NOI and same-property cash NOI.

	Three Months Ended September 30,		Nine Months Ended September 30,
(Amounts in thousands)	2019	2018	2019	2018
Net income	$56,700	$26,899	$112,659	$109,712
Management and development fee income from non-owned properties	(280)	(375)	(940)	(1,064)
Other expense (income)	251	(46)	799	(119)
Depreciation and amortization	21,496	21,833	65,893	73,544
General and administrative expense	8,353	9,702	28,943	25,579
Casualty and impairment loss (gain), net(1)	—	58	9,070	(1,248)
Gain on sale of real estate	(39,716)	(2,185)	(68,219)	(52,625)
Gain on sale of lease	(1,849)	—	(1,849)	—
Interest income	(2,706)	(2,388)	(7,670)	(5,943)
Interest and debt expense	16,861	16,756	49,869	48,059
Gain on extinguishment of debt	—	—	—	(2,524)
Income tax expense	53	115	1,249	741
Non-cash revenue and expenses	(1,790)	(19,514)	(12,953)	(28,595)
Cash NOI	57,373	50,855	176,851	165,517
Adjustments:
Non-same property cash NOI(2)	(4,855)	(6,901)	(24,412)	(27,194)
Tenant bankruptcy settlement income and lease termination income	(374)	(27)	(1,553)	(1,004)
Lease termination payment	—	9,500	—	15,500
Natural disaster related operating loss	—	(6)	—	172
Construction rental abatement	—	164	—	164
Environmental remediation costs	—	—	—	584
Same-property cash NOI(3)	$52,144	$53,585	$150,886	$153,739
Cash NOI related to properties being redeveloped	3,415	2,992	17,041	15,162
Same-property cash NOI including properties in redevelopment(3)	$55,559	$56,577	$167,927	$168,901
(1) The nine months ended September 30, 2019 reflect real estate impairment losses, offset by insurance proceeds for Hurricane Maria at our two malls in Puerto Rico and for tornado damage at our shopping center in Wilkes-Barre, PA. The nine months ended September 30, 2018 reflect hurricane-related insurance proceeds net of expenses.
(2) Non-same property cash NOI includes cash NOI related to properties being redeveloped and properties acquired or disposed.
(3) The results for the three and nine months ended September 30, 2019 and 2018 were negatively impacted by store closures from anchor bankruptcies. Excluding the impact of the bankruptcies of Toys “R” Us, National Wholesale Liquidators, Fallas and Sears (Kmart), same-property cash NOI would have increased by 0.4% for the three months ended September 30, 2019 and by 2.2% for the nine months ended September 30, 2019, and same-property cash NOI including properties in redevelopment would have increased by 1.6% for the three months ended September 30, 2019 and by 3.7% for the nine months ended September 30, 2019:

	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
	2019	2018		2019	2018
Same-property cash NOI	$52,144	$53,585	(2.7)%	$150,886	$153,739	(1.9)%
Cash NOI lost due to anchor bankruptcies	3,212	1,566		8,698	2,344
Same-property cash NOI including item above	55,356	55,151	0.4%	159,584	156,083	2.2%
Cash NOI related to properties being redeveloped	3,415	2,992		17,041	15,162
Cash NOI lost due to anchor bankruptcies at properties being redeveloped	274	(17)		907	22
Same-property cash NOI including properties in redevelopment and including item above	$59,045	$58,126	1.6%	$177,532	$171,267	3.7%

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

The following table reflects the reconciliation of net income to EBITDAre and Adjusted EBITDAre for the three and nine months ended September 30, 2019 and 2018, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of EBITDAre and Adjusted EBITDAre.

	Three Months Ended September 30,		Nine Months Ended September 30,
(Amounts in thousands)	2019	2018	2019	2018
Net income	$56,700	$26,899	$112,659	$109,712
Depreciation and amortization	21,496	21,833	65,893	73,544
Interest and debt expense	16,861	16,756	49,869	48,059
Income tax expense	53	115	1,249	741
Gain on sale of real estate	(39,716)	(2,185)	(68,219)	(52,625)
Real estate impairment loss	—	—	22,653	—
EBITDAre	55,394	63,418	184,104	179,431
Adjustments for Adjusted EBITDAre:
Gain on sale of lease(1)	(1,849)	—	(1,849)	—
Tenant bankruptcy settlement income	(63)	(27)	(925)	(305)
Transaction, severance and other expenses	167	560	951	560
Casualty gain, net(1)	—	(3)	(13,583)	(691)
Impact from tenant bankruptcies(1)	—	(6,956)	(7,366)	(5,081)
Executive transition costs	—	1,932	375	1,932
Environmental remediation costs	—	—	—	584
Gain on extinguishment of debt	—	—	—	(2,524)
Adjusted EBITDAre	$53,649	$58,924	$161,707	$173,906
(1) Refer to footnotes on page 5, Reconciliation of Net Income to FFO and FFO as Adjusted, for the adjustments included in these line items.

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of our website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports.

ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the New York metropolitan region. Urban Edge owns 78 properties totaling 15.0 million square feet of gross leasable area.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this Press Release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict; These factors include, among others, the impact of e-commerce; the loss of or bankruptcy of major tenants; general economic conditions and changes in the real estate market in particular; adverse economic conditions in the areas in which our properties are located; natural disasters; potentially higher costs related to our development, redevelopment and anchor repositioning projects, and our ability to lease these projects at projected rates; competition for acquisitions; the loss of key personnel; the availability of financing and changes in, and compliance with, tax law and REIT qualifications. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2018 and the other documents filed by the Company with the Securities and Exchange Commission.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
As of September 30, 2019

Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited information. This Supplemental Disclosure Package should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2019. The results of operations of any property acquired are included in the Company's financial statements since the date of acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.
Non-GAAP Financial Measures and Forward-Looking Statements
For additional information regarding non-GAAP financial measures and forward-looking statements, please see pages 3 and 8 of this Supplemental Disclosure Package.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the three and nine months ended September 30, 2019 (unaudited)
(in thousands, except per share, sf, rent psf and financial ratio data)

	Three months ended		Nine months ended
Summary Financial Results	September 30, 2019		September 30, 2019
Total revenue	$91,243		$291,722
General & administrative expenses (G&A)	$8,353		$28,943
Net income attributable to common shareholders	$54,040		$106,148
Earnings per diluted share	$0.45		$0.89
Adjusted EBITDAre(7)	$53,649		$161,707
Funds from operations (FFO)	$38,248		$132,350
FFO per diluted common share	$0.30		$1.05
FFO as Adjusted	$36,503		$111,064
FFO as Adjusted per diluted common share	$0.29		$0.88
Total dividends paid per share	$0.22		$0.66
Stock closing price low-high range (NYSE)	$16.24 to $20.22		$16.24 to $20.73
Weighted average diluted shares used in EPS computations(1)	121,183		126,489
Weighted average diluted common shares used in FFO computations(1)	126,374		126,490

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	78 / 77
Gross leasable area (GLA) sf - retail portfolio(3)(5)	14,075,000
Weighted average annual rent psf - retail portfolio(3)(5)	$19.17
Consolidated occupancy at end of period	92.6%
Consolidated retail portfolio occupancy at end of period(5)	92.1%
Same-property portfolio occupancy at end of period(2)	93.2%
Same-property portfolio physical occupancy at end of period(4)(2)	91.0%
Same-property cash NOI growth(2)	(2.7)%		(1.9)%
Same-property cash NOI growth, including redevelopment properties	(1.8)%		(0.6)%
Cash NOI margin - total portfolio	64.5%		63.9%
Expense recovery ratio - total portfolio	92.8%		94.6%
New, renewal and option rent spread - cash basis(8)	9.4%		6.6%
New, renewal and option rent spread - GAAP basis(8)	14.2%		12.8%
Net debt to total market capitalization(6)	25.1%		25.1%
Net debt to Adjusted EBITDAre(6)	4.8	x	4.7	x
Adjusted EBITDAre to interest expense(7)	3.3	x	3.4	x
Adjusted EBITDAre to fixed charges(7)	3.0	x	3.1	x

(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three and nine months ended September 30, 2019, respectively are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(2) The same-property pool for both cash NOI and occupancy includes properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the GLA is taken out of service and also excludes properties acquired or sold during the periods being compared.
(3) GLA - retail portfolio excludes 942,000 sf of warehouses and 75,000 sf of self-storage. Weighted average annual rent per square foot for our retail portfolio and warehouses was $18.25.
(4) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(5) Our retail portfolio includes shopping centers and malls and excludes warehouses and self-storage.
(6) See computation for the three months ended September 30, 2019 on page 16. Adjusted EBITDAre is annualized for purposes of calculating net debt to Adjusted EBITDAre.
(7) See computation on page 14.
(8) See computation on page 19.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
As of September 30, 2019 (unaudited) and December 31, 2018
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2019	2018
ASSETS
Real estate, at cost:
Land	$500,411	$525,819
Buildings and improvements	2,169,835	2,156,113
Construction in progress	43,671	80,385
Furniture, fixtures and equipment	7,315	6,675
Total	2,721,232	2,768,992
Accumulated depreciation and amortization	(662,713)	(645,872)
Real estate, net	2,058,519	2,123,120
Right-of-use assets	83,523	—
Cash and cash equivalents	441,561	440,430
Restricted cash	94,785	17,092
Tenant and other receivables, net of allowance for doubtful accounts of $6,486 as of December 31, 2018	27,240	28,563
Receivable arising from the straight-lining of rents, net of allowance for doubtful accounts of $134 as of December 31, 2018	75,418	84,903
Identified intangible assets, net of accumulated amortization of $30,214 and $39,526, respectively	49,527	68,422
Deferred leasing costs, net of accumulated amortization of $16,326 and $16,826, respectively	20,263	21,277
Deferred financing costs, net of accumulated amortization of $3,543 and $2,764, respectively	4,093	2,219
Prepaid expenses and other assets	18,949	12,968
Total assets	$2,873,878	$2,798,994

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,547,486	$1,550,242
Lease liabilities	81,428	—
Accounts payable, accrued expenses and other liabilities	80,161	98,517
Identified intangible liabilities, net of accumulated amortization of $68,483 and $65,058, respectively	129,090	144,258
Total liabilities	1,838,165	1,793,017
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 121,223,353 and 114,345,565 shares issued and outstanding, respectively	1,212	1,143
Additional paid-in capital	1,016,054	956,420
Accumulated deficit	(29,217)	(52,857)
Noncontrolling interests:
Operating partnership	47,239	100,822
Consolidated subsidiaries	425	449
Total equity	1,035,713	1,005,977
Total liabilities and equity	$2,873,878	$2,798,994

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2019 and 2018 (unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
REVENUE
Rental revenue	$90,769	$111,733	$289,565	$310,895
Management and development fees	280	375	940	1,064
Other income	194	106	1,217	1,278
Total revenue	91,243	112,214	291,722	313,237
EXPENSES
Depreciation and amortization	21,496	21,833	65,893	73,544
Real estate taxes	14,490	16,374	45,188	47,736
Property operating	14,075	22,328	45,552	61,996
General and administrative	8,353	9,702	28,943	25,579
Casualty and impairment loss (gain), net	—	58	9,070	(1,248)
Lease expense	3,486	2,722	11,037	8,210
Total expenses	61,900	73,017	205,683	215,817
Gain on sale of real estate	39,716	2,185	68,219	52,625
Gain on sale of lease	1,849	—	1,849	—
Interest income	2,706	2,388	7,670	5,943
Interest and debt expense	(16,861)	(16,756)	(49,869)	(48,059)
Gain on extinguishment of debt	—	—	—	2,524
Income before income taxes	56,753	27,014	113,908	110,453
Income tax expense	(53)	(115)	(1,249)	(741)
Net income	56,700	26,899	112,659	109,712
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(2,662)	(2,688)	(6,535)	(11,041)
Consolidated subsidiaries	2	(11)	24	(34)
Net income attributable to common shareholders	$54,040	$24,200	$106,148	$98,637

Earnings per common share - Basic:	$0.45	$0.21	$0.89	$0.87
Earnings per common share - Diluted:	$0.45	$0.21	$0.89	$0.86
Weighted average shares outstanding - Basic	121,087	113,890	119,259	113,769
Weighted average shares outstanding - Diluted	121,183	114,156	126,489	114,236

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the three and nine months ended September 30, 2019 and 2018
(in thousands)

	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
	2019	2018		2019	2018
Total cash NOI(1)
Total revenue	$88,898	$91,899	(3.3)%	$276,923	$281,852	(1.7)%
Total property operating expenses	(31,525)	(41,044)	(23.2)%	(100,072)	(116,335)	(14.0)%
Cash NOI - total portfolio	$57,373	$50,855	12.8%	$176,851	$165,517	6.8%

Cash NOI margin (Cash NOI / Total revenue)(2)	64.5%	55.3%		63.9%	58.7%

Same-property cash NOI(1)
Property rentals	$59,708	$59,721		$171,310	$172,012
Tenant expense reimbursements	21,883	22,529		67,811	68,377
Bad debt expense(3)	(300)	—		(880)	—
Total revenue	81,291	82,250		238,241	240,389
Real estate taxes	(13,367)	(14,255)		(40,261)	(40,815)
Property operating(3)	(12,791)	(11,454)		(38,202)	(36,962)
Lease expense	(2,989)	(2,956)		(8,892)	(8,873)
Total property operating expenses	(29,147)	(28,665)		(87,355)	(86,650)
Same-property cash NOI(1)	$52,144	$53,585	(2.7)%	$150,886	$153,739	(1.9)%

Cash NOI related to properties being redeveloped	$3,415	$2,992		$17,041	$15,162
Same-property cash NOI including properties in redevelopment(1)	$55,559	$56,577	(1.8)%	$167,927	$168,901	(0.6)%

Same-property physical occupancy	91.0%	94.5%		91.0%	94.7%
Same-property leased occupancy	93.2%	95.9%		93.2%	96.0%
Number of properties included in same-property analysis	73			72

(1) Refer to page 6 for a reconciliation of net income to cash NOI and same-property cash NOI.
(2) The cash NOI margins for the three and nine months ended September 30, 2018 include $9.5 million and $15.5 million in lease termination payments, respectively, for the Toys "R" Us leases at Bruckner Commons in the Bronx, NY and Hudson Mall in Jersey City, NJ. Excluding the lease termination payments, the cash NOI margin is 65.7% and 64.2% for the three and nine months ended September 30, 2018, respectively.
(3) Bad debt expense of $0.2 million and $2.1 million is included in "Property operating expenses" for the three and nine months ended September 30, 2018, respectively. Bad debt expense for the three and nine months ended September 30, 2019 is included as an offset within total revenue.

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION for REAL ESTATE (EBITDAre)
For the three and nine months ended September 30, 2019 and 2018
(in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019		2018		2019		2018
Net income	$56,700		$26,899		$112,659		$109,712
Depreciation and amortization	21,496		21,833		65,893		73,544
Interest expense	16,131		16,036		47,699		45,900
Amortization of deferred financing costs	730		720		2,170		2,159
Income tax expense	53		115		1,249		741
Gain on sale of real estate	(39,716)		(2,185)		(68,219)		(52,625)
Real estate impairment loss	—		—		22,653		—
EBITDAre	55,394		63,418		184,104		179,431
Adjustments for Adjusted EBITDAre:
Gain on sale of lease(1)	(1,849)		—		(1,849)		—
Tenant bankruptcy settlement income	(63)		(27)		(925)		(305)
Transaction, severance and other expenses	167		560		951		560
Casualty gain, net(1)	—		(3)		(13,583)		(691)
Impact from tenant bankruptcies(1)	—		(6,956)		(7,366)		(5,081)
Executive transition costs	—		1,932		375		1,932
Environmental remediation costs	—		—		—		584
Gain on extinguishment of debt	—		—		—		(2,524)
Adjusted EBITDAre	$53,649		$58,924		$161,707		$173,906

Interest expense	$16,131		$16,036		$47,699		$45,900

Adjusted EBITDAre to interest expense	3.3	x	3.7	x	3.4	x	3.8	x

Fixed charges
Interest expense	$16,131		$16,036		$47,699		$45,900
Scheduled principal amortization	1,848		1,176		3,907		3,157
Total fixed charges	$17,979		$17,212		$51,606		$49,057

Adjusted EBITDAre to fixed charges	3.0	x	3.4	x	3.1	x	3.5	x

(1) Refer to footnotes on page 5, Reconciliation of Net Income to FFO and FFO as Adjusted, for the adjustments included in these line items.

URBAN EDGE PROPERTIES
FUNDS FROM OPERATIONS
For the three and nine months ended September 30, 2019 and 2018
(in thousands, except per share amounts)

	Three Months Ended September 30, 2019		Nine Months Ended September 30, 2019
	(in thousands)	(per share)(3)	(in thousands)	(per share)(3)
Net income	$56,700	$0.45	$112,659	$0.89
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(2,662)	(0.02)	(6,535)	(0.05)
Consolidated subsidiaries	2	—	24	—
Net income attributable to common shareholders	54,040	0.43	106,148	0.84
Adjustments:
Rental property depreciation and amortization	21,262	0.17	65,233	0.52
Real estate impairment loss	—	—	22,653	0.18
Gain on sale of real estate	(39,716)	(0.31)	(68,219)	(0.54)
Limited partnership interests in operating partnership(1)	2,662	0.02	6,535	0.05
FFO applicable to diluted common shareholders	38,248	0.30	132,350	1.05

Gain on sale of lease(2)	(1,849)	(0.01)	(1,849)	(0.01)
Tenant bankruptcy settlement income	(63)	—	(925)	(0.01)
Transaction, severance and other expenses	167	—	951	0.01
Casualty gain, net(2)	—	—	(13,583)	(0.11)
Impact from tenant bankruptcies(2)	—	—	(7,366)	(0.06)
Tax impact from Hurricane Maria	—	—	1,111	0.01
Executive transition costs	—	—	375	—
FFO as Adjusted applicable to diluted common shareholders	$36,503	$0.29	$111,064	$0.88

Weighted average diluted shares used to calculate EPS	121,183		126,489
Assumed conversion of OP and LTIP Units to common shares	5,191		1
Weighted average diluted common shares - FFO	126,374		126,490
(1) Represents earnings allocated to LTIP and OP unitholders for unissued common shares, which have been excluded for purposes of calculating earnings per diluted share for the periods presented because they are anti-dilutive.
(2) Refer to footnotes on page 5, Reconciliation of Net Income to FFO and FFO as Adjusted, for the adjustments included in these line items.
(3) Individual items may not add up due to total rounding.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS AND LIQUIDITY
As of September 30, 2019
(in thousands, except share amounts)

	September 30, 2019
Closing market price of common shares	$19.79

Basic common shares	121,223,353
OP and LTIP units	5,793,230
Diluted common shares	127,016,583

Equity market capitalization	$2,513,658

Total consolidated debt(1)	$1,558,003
Cash and cash equivalents including restricted cash	(536,346)
Net debt	$1,021,657

Net Debt to annualized Adjusted EBITDAre	4.8	x

Total consolidated debt(1)	$1,558,003
Equity market capitalization	2,513,658
Total market capitalization	$4,071,661

Net debt to total market capitalization at applicable market price	25.1%

Cash and cash equivalents including restricted cash	$536,346
Available under unsecured credit facility	600,000
Total liquidity	$1,136,346

(1) Total consolidated debt excludes unamortized debt issuance costs of $10.5 million.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Rental revenue:
Property rentals	$67,346	$85,949	$212,469	$230,217
Tenant expense reimbursements	23,757	25,784	78,203	80,678
Bad debt expense(7)	(334)	—	(1,107)	—
Total rental revenue	$90,769	$111,733	$289,565	$310,895

Certain non-cash items:
Straight-line rental income (expense)(1)	$(82)	$581	$189	$435
Amortization of below-market lease intangibles, net(1)	2,131	19,312	13,932	29,767
Lease expense GAAP adjustments(2)	(259)	(248)	(859)	(783)
Reserves on receivables from straight-line rents(5)	—	(132)	(308)	(825)
Amortization of deferred financing costs(4)	(730)	(720)	(2,170)	(2,159)
Capitalized interest(4)	288	346	1,277	2,769
Share-based compensation expense(3)	(3,310)	(2,252)	(10,269)	(6,494)

Capital expenditures: (6)
Development and redevelopment costs	$14,670	$29,082	$55,640	$71,830
Maintenance capital expenditures	4,586	3,570	10,736	14,704
Leasing commissions	1,093	1,581	2,202	2,462
Tenant improvements and allowances	1,230	1,291	4,629	2,388
Total capital expenditures	$21,579	$35,524	$73,207	$91,384

	September 30, 2019	December 31, 2018
Accounts payable, accrued expenses and other liabilities:
Accrued capital expenditures and leasing costs	$17,669	$29,754
Deferred tenant revenue	27,305	28,697
Accrued interest payable	9,398	8,950
Deferred tax liability, net	5,279	5,532
Security deposits	5,827	5,396
Accrued payroll expenses	4,941	5,747
Other liabilities and accrued expenses	9,742	7,371
Accrued rent	—	7,070
Total accounts payable and accrued expenses	$80,161	$98,517

(1) Amounts included in the financial statement line item "Rental revenue" in the consolidated statements of income.
(2) GAAP adjustments consist of amortization of below-market ground lease intangibles and straight-line lease expense. Amounts are included in the financial statement line item "Lease expense" in the consolidated statements of income.
(3) Amounts included in the financial statement line item "General and administrative" in the consolidated statements of income.
(4) Amounts included in the financial statement line item "Interest and debt expense" in the consolidated statements of income.
(5) Amounts included in the financial statement line item "Rental revenue" for the three and nine months ended September 30, 2019 and "Property operating expenses" for the three and nine months ended September 30, 2018 in the consolidated statements of income.
(6) Amounts presented on a cash basis. Amounts for the three and nine months ended September 30, 2019 and 2018 have been reclassified to conform with current period presentation.
(7) In adherence with ASC 842 Leases, the Company includes bad debt expense related to operating lease receivables in "Rental revenue" in the consolidated statements of income for the three and nine months ended September 30, 2019 and in "Property operating expenses" for all prior periods.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of September 30, 2019

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent ("ABR")	% of total ABR	Weighted average ABR per square foot	Average remaining term of ABR(1)
The Home Depot, Inc.	7	920,226	6.1%	$16,497,358	6.5%	$17.93	14.6
The TJX Companies, Inc.(2)	18	614,628	4.1%	11,190,673	4.4%	18.21	5.0
Best Buy Co., Inc.	9	404,340	2.7%	8,937,577	3.5%	22.10	3.5
Lowe's Companies, Inc.	6	976,415	6.5%	8,575,004	3.4%	8.78	8.0
Walmart Inc.	5	727,376	4.8%	7,650,309	3.0%	10.52	7.4
Ahold Delhaize(3)	8	589,907	3.9%	7,196,619	2.8%	12.20	7.4
Burlington Stores, Inc.	7	404,828	2.7%	7,041,733	2.8%	17.39	9.4
PetSmart, Inc.	12	287,493	1.9%	6,830,484	2.7%	23.76	4.0
Kohl's Corporation	7	633,345	4.2%	6,355,374	2.5%	10.03	4.7
BJ's Wholesale Club	4	454,297	3.0%	5,691,184	2.2%	12.53	8.6
Wakefern (ShopRite)	4	296,018	2.0%	5,241,942	2.1%	17.71	12.7
Staples, Inc.	9	186,030	1.2%	4,025,777	1.6%	21.64	2.9
Whole Foods Market, Inc.	2	100,682	0.7%	3,655,898	1.4%	36.31	10.9
The Gap, Inc.(4)	8	123,784	0.8%	3,574,801	1.4%	28.88	2.2
Target Corporation	2	297,856	2.0%	3,548,666	1.4%	11.91	12.4
Century 21	1	156,649	1.0%	3,394,181	1.3%	21.67	7.3
Sears Holdings Corporation(5)	2	321,917	2.1%	3,313,959	1.3%	10.29	25.6
LA Fitness International LLC	4	181,342	1.2%	3,290,952	1.3%	18.15	7.8
Bob's Discount Furniture	4	170,931	1.1%	3,222,108	1.3%	18.85	6.8
24 Hour Fitness	1	53,750	0.4%	2,564,520	1.0%	47.71	12.3
Dick's Sporting Goods, Inc.(6)	3	117,345	0.8%	2,291,322	0.9%	19.53	3.7
URBN (Anthropologie)	1	31,450	0.2%	2,201,500	0.9%	70.00	9.0
Bed Bath & Beyond Inc.(7)	5	149,879	1.0%	2,098,009	0.8%	14.00	3.7
Raymour & Flanigan	3	179,370	1.2%	1,994,344	0.8%	11.12	9.1
Petco Animal Supplies, Inc.	7	107,866	0.7%	1,940,450	0.8%	17.99	5.2

Total/Weighted Average	139	8,487,724	56.3%	$132,324,744	52.1%	$15.59	8.3

(1) In years excluding tenant renewal options. The weighted average is based on ABR.
(2) Includes Marshalls (12), T.J. Maxx (3), HomeGoods (2) and Homesense (1).
(3) Includes Stop & Shop (6) and Giant Food (2).
(4) Includes Old Navy (5), Gap (2) and Banana Republic (1).
(5) Includes Kmart (2). Sears Holdings Corporation ("Sears") declared bankruptcy on October 15, 2018. Kmart previously generated approximately $8.5 million in annual gross rents, including tenant reimbursement income, for the Company under four leases. On April 30, 2019, our Kmart leases at Las Catalinas and Huntington, NY were rejected by ESL Investments (“ESL”) and ESL assumed the Company’s remaining two Kmart leases at Montehiedra and at Bruckner Commons.
(6) Includes Dick's Sporting Goods (2) and Golf Galaxy (1).
(7) Includes Harmon Face Values (3) and Bed Bath & Beyond (2).

Note: Amounts shown in the table above include all retail properties including those in redevelopment on a cash basis other than tenants in free rent periods which are shown at their initial cash rent.

URBAN EDGE PROPERTIES
LEASING ACTIVITY
For the three and nine months ended September 30, 2019

	Three Months Ended September 30, 2019		Nine Months Ended September 30, 2019
	GAAP(2)	Cash(1)	GAAP(2)	Cash(1)
New leases
Number of new leases executed	10	10	31	31
Total square feet	108,961	108,961	310,671	310,671
Number of same space leases	9	9	26	26
Same space square feet	107,394	107,394	298,706	298,706
Prior rent per square foot	$16.30	$16.80	$19.07	$20.10
New rent per square foot	$19.31	$18.04	$21.43	$20.10
Same space weighted average lease term (years)	8.6	8.6	9.8	9.8
Same space TIs per square foot	N/A	$16.11	N/A	$18.92
Rent spread	18.5%	7.4%	12.4%	—%

Renewals & Options
Number of leases executed	20	20	59	59
Total square feet	292,126	292,126	908,810	908,810
Number of same space leases	20	20	59	59
Same space square feet	292,126	292,126	908,810	908,810
Prior rent per square foot	$20.30	$20.65	$17.83	$18.15
New rent per square foot	$22.91	$22.72	$20.15	$19.77
Same space weighted average lease term (years)	4.6	4.6	6.3	6.3
Same space TIs per square foot	N/A	$—	N/A	$0.02
Rent spread	12.9%	10.0%	13.0%	8.9%

Total New Leases and Renewals & Options
Number of leases executed	30	30	90	90
Total square feet	401,087	401,087	1,219,481	1,219,481
Number of same space leases	29	29	85	85
Same space square feet	399,520	399,520	1,207,516	1,207,516
Prior rent per square foot	$19.22	$19.62	$18.14	$18.63
New rent per square foot	$21.94	$21.46	$20.46	$19.86
Same space weighted average lease term (years)	5.7	5.7	7.2	7.2
Same space TIs per square foot	N/A	$4.33	N/A	$4.70
Rent spread	14.2%	9.4%	12.8%	6.6%
(1) Rents are not calculated on a straight-line (GAAP) basis. Previous/expiring rent is the rent at expiry and includes any percentage rent paid. New rent is the rent paid at commencement.
(2) Rents are calculated on a straight-line (GAAP) basis.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of September 30, 2019

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	1	11,000	0.1%	$20.93	21	39,000	1.8%	$51.52	22	50,000	0.3%	$44.79
2019	3	63,000	0.5%	15.37	20	61,000	2.8%	23.47	23	124,000	0.9%	19.35
2020	16	508,000	4.3%	15.57	86	247,000	11.1%	35.41	102	755,000	5.4%	22.06
2021	24	613,000	5.2%	22.16	64	211,000	9.5%	34.09	88	824,000	5.9%	25.21
2022	22	904,000	7.6%	14.08	57	158,000	7.1%	35.37	79	1,062,000	7.5%	17.25
2023	34	1,380,000	11.6%	17.11	47	150,000	6.8%	36.78	81	1,530,000	10.9%	19.04
2024	33	1,253,000	10.6%	17.91	64	236,000	10.6%	33.87	97	1,489,000	10.6%	20.44
2025	20	913,000	7.7%	13.67	30	103,000	4.6%	37.26	50	1,016,000	7.2%	16.06
2026	7	405,000	3.4%	8.73	56	177,000	8.0%	34.48	63	582,000	4.1%	16.56
2027	12	532,000	4.5%	16.32	38	169,000	7.6%	34.66	50	701,000	5.0%	20.74
2028	10	350,000	3.0%	24.24	32	121,000	5.5%	40.31	42	471,000	3.3%	28.37
2029	25	1,328,000	11.2%	18.28	31	119,000	5.4%	40.56	56	1,447,000	10.3%	20.11
Thereafter	36	2,810,000	23.7%	13.76	24	103,000	4.6%	40.87	60	2,913,000	20.7%	14.72
Subtotal/Average	243	11,070,000	93.4%	$16.09	570	1,894,000	85.4%	$36.94	813	12,964,000	92.1%	$19.13
Vacant	17	786,000	6.6%	N/A	129	325,000	14.6%	N/A	146	1,111,000	7.9%	N/A
Total/Average	260	11,856,000	100%	N/A	699	2,219,000	100%	N/A	959	14,075,000	100%	N/A

(1) Year of expiration excludes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' in-place, contractual, cash-basis rent including ground rent and excludes tenant reimbursements, concessions and storage rent.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 942,000 square-foot warehouse property (excluded from the table above) is $5.64 per square foot as of September 30, 2019. The table also excludes 75,000 square feet of self-storage.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL RENEWALS AND OPTIONS
As of September 30, 2019

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	1	11,000	0.1%	$21.46	21	39,000	1.8%	$51.78	22	50,000	0.3%	$45.11
2019	3	63,000	0.5%	15.37	17	46,000	2.1%	26.52	20	109,000	0.8%	20.07
2020	5	108,000	0.9%	17.57	75	196,000	8.8%	38.94	80	304,000	2.2%	31.34
2021	6	104,000	0.9%	24.08	46	134,000	6.1%	34.81	52	238,000	1.7%	30.12
2022	3	87,000	0.7%	10.91	36	97,000	4.4%	41.28	39	184,000	1.3%	26.92
2023	8	221,000	1.9%	21.21	29	76,000	3.4%	39.84	37	297,000	2.1%	25.98
2024	4	72,000	0.6%	16.68	40	120,000	5.4%	37.58	44	192,000	1.4%	29.74
2025	9	284,000	2.4%	18.04	26	87,000	3.9%	34.85	35	371,000	2.6%	21.98
2026	6	166,000	1.4%	14.42	43	118,000	5.3%	40.97	49	284,000	2.0%	25.45
2027	7	287,000	2.4%	17.63	27	70,000	3.2%	30.02	34	357,000	2.5%	20.06
2028	7	363,000	3.1%	15.73	25	83,000	3.7%	39.29	32	446,000	3.2%	20.12
2029	15	463,000	3.9%	21.42	23	83,000	3.7%	41.20	38	546,000	3.9%	24.42
Thereafter	169	8,841,000	74.6%	22.57	162	745,000	33.6%	43.97	331	9,586,000	68.1%	24.23
Subtotal/Average	243	11,070,000	93.4%	$21.70	570	1,894,000	85.4%	$40.57	813	12,964,000	92.1%	$24.45
Vacant	17	786,000	6.6%	N/A	129	325,000	14.6%	N/A	146	1,111,000	7.9%	N/A
Total/Average	260	11,856,000	100%	N/A	699	2,219,000	100%	N/A	959	14,075,000	100%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' in-place, contractual, cash-basis rent including ground rent and excludes tenant reimbursements, concessions and storage rent and is adjusted assuming all option rents specified in the underlying leases are exercised. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 942,000 square-foot warehouse property (excluded from the table above) assuming exercise of all options at future tenant rent is $6.68 per square foot as of September 30, 2019. The table also excludes 75,000 square feet of self-storage.

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of September 30, 2019
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants

SHOPPING CENTERS AND MALLS:
California:
Signal Hill	45,000	100.0%	$26.49	—	Best Buy
Vallejo (leased through 2043)(3)	45,000	100.0%	12.00	—	Best Buy
Walnut Creek (Olympic)	31,000	100.0%	70.00	—	Anthropologie
Walnut Creek (Mt. Diablo)(4)	7,000	—%	—	—
Connecticut:
Newington	189,000	100.0%	9.97	—	Walmart, Staples
Maryland:
Baltimore (Towson)(6)	155,000	98.6%	24.15	—	Staples, HomeGoods, Golf Galaxy, Tuesday Morning, Five Below, Ulta, Kirkland's, Sprouts
Rockville	94,000	98.0%	27.17	—	Regal Entertainment Group
Wheaton (leased through 2060)(3)	66,000	100.0%	16.70	—	Best Buy
Massachusetts:
Cambridge (leased through 2033)(3)	48,000	100.0%	24.57	—	PetSmart, A.C. Moore
Missouri:
Manchester	131,000	100.0%	11.22	$12,500	Academy Sports, Bob's Discount Furniture, Pan-Asia Market
New Hampshire:
Salem (leased through 2102)(3)	37,000	100.0%	10.51	—	Fun City (lease not commenced)
New Jersey:
Bergen Town Center - East, Paramus	253,000	97.5%	21.78	—	Lowe's, REI, Kirkland's, Best Buy
Bergen Town Center - West, Paramus	1,014,000	97.8%	33.03	$300,000	Target, Century 21, Whole Foods Market, Burlington, Marshalls, Nordstrom Rack, Saks Off 5th, HomeGoods, H&M, Bloomingdale's Outlet, Nike Factory Store, Old Navy, Nieman Marcus Last Call Studio
Brick	278,000	95.4%	19.44	$50,000	Kohl's, ShopRite, Marshalls, Kirkland's
Carlstadt (leased through 2050)(3)	78,000	100.0%	23.69	—	Stop & Shop
Cherry Hill (Plaza at Cherry Hill)	422,000	73.0%	13.61	$28,930	LA Fitness, Aldi, Raymour & Flanigan, Restoration Hardware, Total Wine, Guitar Center, Sam Ash Music
East Brunswick	427,000	100.0%	14.52	$63,000	Lowe's, Kohl's, Dick's Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness
East Hanover (200 - 240 Route 10 West)	343,000	99.2%	21.66	$63,000	The Home Depot, Dick's Sporting Goods, Saks Off Fifth, Marshalls, Forever21 Red, Paper Store
East Hanover (280 Route 10 West)	28,000	100.0%	34.71	—	REI
East Rutherford	197,000	98.3%	12.71	$23,000	Lowe's
Garfield	289,000	100.0%	15.22	$40,300	Walmart, Burlington, Marshalls, PetSmart, Ulta
Hackensack	275,000	99.4%	23.67	$66,400	The Home Depot, Staples, Petco, 99 Ranch
Hazlet	95,000	100.0%	3.70	—	Stop & Shop(5)
Jersey City (Hudson Mall)	382,000	80.8%	16.81	$23,803	Marshalls, Big Lots, Retro Fitness, Staples, Old Navy
Jersey City (Hudson Commons)	236,000	100.0%	12.37	$29,000	Lowe's, P.C. Richard & Son
Kearny	104,000	100.0%	20.88	—	LA Fitness, Marshalls
Lawnside(6)	151,000	100.0%	16.31	—	The Home Depot, PetSmart
Lodi (Route 17 North)	171,000	—%	—	—
Lodi (Washington Street)	85,000	87.6%	22.02	—	Blink Fitness, Aldi

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of September 30, 2019
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Manalapan	208,000	100.0%	19.10	—	Best Buy, Bed Bath & Beyond, Raymour & Flanigan, PetSmart, Avalon Flooring (lease not commenced)
Marlton	218,000	100.0%	15.96	$37,400	Kohl's, ShopRite, PetSmart
Middletown	231,000	96.9%	13.90	$31,400	Kohl's, Stop & Shop
Millburn	104,000	98.8%	26.38	$23,901	Trader Joe's, CVS, PetSmart
Montclair	21,000	100.0%	26.20	—	Whole Foods Market
Morris Plains(6)	182,000	70.3%	25.90	—	Kohl's
North Bergen (Kennedy Blvd)	62,000	100.0%	14.36	—	Food Bazaar
North Bergen (Tonnelle Ave)	410,000	99.5%	21.45	$100,000	Walmart, BJ's Wholesale Club, PetSmart, Staples
North Plainfield	241,000	100.0%	11.56	$25,100	Costco, The Tile Shop, La-Z-Boy, Petco, Da Vita Dialysis
Paramus (leased through 2033)(3)	63,000	100.0%	47.18	—	24 Hour Fitness
Rockaway	189,000	96.2%	14.96	$27,800	ShopRite, T.J. Maxx
South Plainfield (leased through 2039)(3)	56,000	96.3%	21.36	—	Staples, Party City
Totowa	271,000	100.0%	17.45	$50,800	The Home Depot, Bed Bath & Beyond, buybuy Baby, Marshalls, Staples
Turnersville	98,000	100.0%	9.94	—	At Home, Verizon Wireless
Union (2445 Springfield Ave)	232,000	100.0%	17.85	$45,600	The Home Depot
Union (Route 22 and Morris Ave)	278,000	98.9%	17.11	—	Lowe's, Burlington, Office Depot
Watchung	170,000	94.9%	18.15	$27,000	BJ's Wholesale Club
Westfield (One Lincoln Plaza)	22,000	89.9%	32.96	$4,730	Five Guys, PNC Bank
Woodbridge (Woodbridge Commons)	225,000	94.7%	13.04	$22,100	Walmart, Family Discount Furniture
Woodbridge (Plaza at Woodbridge)	337,000	74.1%	18.88	$55,340	Best Buy, Raymour & Flanigan, Lincoln Tech, Harbor Freight, Retro Fitness
New York:
Bronx (1750-1780 Gun Hill Road)	77,000	100.0%	36.62	$24,500	Planet Fitness, Aldi
Bronx (Bruckner Commons)(6)	375,000	82.1%	27.05	—	Kmart, Marshalls, ShopRite, Burlington
Bronx (Shops at Bruckner)	114,000	72.1%	40.79	$11,132	Marshalls, Old Navy
Buffalo (Amherst)	311,000	98.1%	10.94	—	BJ's Wholesale Club, T.J. Maxx, Burlington, HomeGoods, LA Fitness
Commack (leased through 2021)(3)	47,000	100.0%	20.69	—	PetSmart, Ace Hardware
Dewitt (leased through 2041)(3)	46,000	100.0%	22.51	—	Best Buy
Freeport (Meadowbrook Commons) (leased through 2040)(3)	44,000	100.0%	22.31	—	Bob's Discount Furniture
Freeport (Freeport Commons)	173,000	100.0%	21.95	$43,100	The Home Depot, Staples
Huntington	204,000	43.8%	22.83	—	Marshalls, Old Navy, Petco
Inwood	100,000	96.5%	19.56	—	Stop & Shop
Mt. Kisco	189,000	95.4%	16.25	$13,616	Target, Stop & Shop
New Hyde Park (leased through 2029)(3)	101,000	100.0%	20.21	—	Stop & Shop
Queens	46,000	76.9%	40.68	—
Rochester (Henrietta) (leased through 2056)(3)	165,000	100.0%	4.62	—	Kohl's
Staten Island	165,000	98.5%	23.64	—	Western Beef, Planet Fitness, Mavis Discount Tire, NYC Public School
Yonkers Gateway Center	437,000	97.2%	17.15	$30,524	Burlington, Marshalls, Homesense, Best Buy, DSW, PetSmart, Alamo Drafthouse Cinema

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of September 30, 2019
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Pennsylvania:
Bensalem	185,000	96.6%	12.69	—	Kohl's, Ross Dress for Less, Staples, Petco
Bethlehem	153,000	94.5%	8.47	—	Giant Food, Petco
Broomall	169,000	100.0%	10.25	—	Giant Food, Planet Fitness, A.C. Moore, PetSmart
Glenolden	102,000	100.0%	12.79	—	Walmart
Lancaster	228,000	100.0%	4.94	—	Lowe's, Community Aid, Mattress Firm
Springfield (leased through 2025)(3)	41,000	100.0%	22.99	—	PetSmart
Wilkes-Barre (461-499 Mundy Street)(6)	179,000	79.6%	13.68	—	Bob's Discount Furniture, Ross Dress for Less, Marshalls, Petco, Tuesday Morning
Wyomissing (leased through 2065)(3)	76,000	100.0%	16.76	—	LA Fitness, PetSmart
South Carolina:
Charleston (leased through 2063)(3)	45,000	100.0%	15.10	—	Best Buy
Virginia:
Norfolk (leased through 2069)(3)	114,000	100.0%	7.08	—	BJ's Wholesale Club
Puerto Rico:
Las Catalinas	356,000	54.8%	44.84	$129,843	Forever 21, Old Navy
Montehiedra	539,000	94.9%	18.61	$113,484	Kmart, The Home Depot, Marshalls, Caribbean Cinemas, Tiendas Capri, Old Navy
Total Shopping Centers and Malls	14,075,000	92.1%	$19.17	$1,517,303
WAREHOUSES:
East Hanover Warehouses	942,000	100.0%	5.66	$40,700	J & J Tri-State Delivery, Foremost Groups, PCS Wireless, Fidelity Paper & Supply, Meyer Distributing, Consolidated Simon Distributors, Givaudan Flavors, Reliable Tire, Linemart (lease not commenced)
Total Urban Edge Properties	15,017,000	92.6%	$18.25	$1,558,003
(1) Percent leased is expressed as the percentage of gross leasable area subject to a lease. The Company excludes 75,000 sf of self-storage from the report above.
(2) Weighted average annual base rent per square foot is the current base rent on an annualized basis. It includes executed leases for which rent has not commenced and excludes tenant expense reimbursements, free rent periods, concessions and storage rent. Excluding ground leases where the Company is the lessor, the weighted average annual rent per square foot for our retail portfolio is $21.17 per square foot.
(3) The Company is a lessee under a ground or building lease. Ground and building lease terms include exercised options and options that may be exercised in future periods. For building leases, the total square feet disclosed for the building will revert to the lessor upon lease expiration. At Salem, the ground lease is for a portion of the parking area only.
(4) Our ownership of Walnut Creek (Mt. Diablo) is 95%.
(5) The tenant never commenced operations at this location but continues to pay rent.
(6) Not included in the same-property pool for the purposes of calculating same-property cash NOI.
(7) Mortgage debt balances exclude unamortized debt issuance costs.

URBAN EDGE PROPERTIES
PROPERTY ACQUISITIONS AND DISPOSITIONS
For the nine months ended September 30, 2019
(dollars in thousands)

2019 Property Acquisitions:

None.

2019 Property Dispositions:

Date Disposed	Property Name	City	State	GLA		Price
3/15/2019	Chicopee	Chicopee	MA	224,000		$18,600
5/14/2019	Governor's Commons	Glen Burnie	MD	129,000		16,200
7/9/2019	Springfield Commons	Springfield	MA	182,000		10,210
8/6/2019	Hubbards Commons	West Babylon	NY	66,000		17,000
8/19/2019	Two Guys Commons	York	PA	111,000		13,150
8/29/2019	Tysons Corner	Tysons Corner	VA	38,000	(1)	6,950	(1)
8/30/2019	Cherry Hill Commons	Cherry Hill	NJ	263,000		29,000
9/24/2019	Oceanside	Oceanside	NY	16,000		7,120
9/26/2019	Rochester	Rochester	NY	205,000		8,300
(1) The property was subject to a ground lease and previously classified on the balance sheet as a right-of-use asset and lease liability prior to being sold.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of September 30, 2019
(in thousands, except square footage data)

ACTIVE PROJECTS	Estimated Gross Cost(1)		Incurred as of 9/30/19	Target Stabilization(2)	Description and status
Tonnelle Commons(3)	$10,800		$10,400	4Q21	102,000± sf, adding CubeSmart self-storage facility on excess land (open)
Kearny Commons(3)	10,800		8,800	2Q20	Expanding by 22,000 sf to accommodate a 10,000 sf Ulta (open) and other tenants as well as adding a freestanding Starbucks (open)
Huntington Commons(3)	5,900		4,300	4Q20	Converting 11,000± sf basement space into street-front retail
Garfield Commons - Phase II(3)	4,900		3,500	2Q20	18,000± sf of shops (Five Below open; balance of space under construction)
The Plaza at Woodbridge(3)	4,000		3,800	2Q22	Repurposing 82,000 sf of unused basement space into self-storage
Mt. Kisco Commons(3)	3,000		2,500	2Q20	Converting former sit-down restaurant into a Chipotle and another quick service restaurant (under construction)
Gun Hill Commons(3)	1,700		900	4Q19	Expanding Aldi (under construction)
Salem(3)	1,400		—	2Q20	Retenanting former Babies "R" Us with Fun City

Total	$42,500	(4)	$34,200

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Target Stabilization reflects the first quarter in which at least 80% of the expected cash NOI from the project has commenced. A project achieving Target Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table on page 27. The Target Stabilization date is an estimate and is subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.
(3) Results from these properties are included in our same-property metrics.
(4) The estimated, unleveraged yield for total Active projects is 9% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Active projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces as a result of bankruptcy is based on the total cash NOI directly attributable to the project and the estimated project costs.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of September 30, 2019
(in thousands, except square footage data)

COMPLETED PROJECTS	Estimated Gross Cost(1)		Incurred as of 9/30/19	Stabilization(2)	Description and status
Bruckner Commons	$74,600		$72,600	1Q19	Renovated 3 buildings; retenanting 134,000± sf; Urban Health; Burlington, ShopRite, Boston Market, KicksUSA and T-Mobile (open), and Smashburger (executed)
Bergen Town Center-Phase I(3)	60,300		59,900	3Q19
Adding Burlington (open) to the main mall and 15,000± sf adjacent to REI (Kirkland’s open in 10,000 sf); expanding Kay (open): replacing bank with Cava Grill (open) and Sticky's Finger Joint (open); replacing east deck and upgrading west desk (complete)

Briarcliff Commons	7,900		6,500	3Q19	Renovated façade; tenant repositioning; added Chick-fil-A (open)
Yonkers Gateway Center(3)	7,500		7,400	1Q19	Repositioned vacant grocer box with Marshalls & Homesense (both are open)
West Branch Commons(3)	5,400		5,200	3Q19	Retenanting former Toys "R" Us with Burlington (open)
Amherst Commons(3)	5,200		4,800	3Q19	Retenanting former Toys "R" Us with Burlington (open)
Goucher Commons - Phase II	4,300		4,200	4Q18	Replaced hhgregg with Sprouts
Bergen Town Center-Phase IIIA(3)	2,300		2,200	4Q18	Moved Children's Place to former Payless space; retenanted 8,500 sf of 10,000 sf with Express
Bergen Town Center-Phase IIC(3)	1,600		1,100	3Q19	Lands' End (open) and Chopt (open) replacing dressbarn
Bergen Town Center-Phase IIB(3)	1,400		1,300	1Q19	Replaced Pot Belly & Pei Wei with Ruth’s Chris Steakhouse
Woodbridge Commons(3)	1,400		1,300	2Q19	Charisma Furniture (open) replaced Syms
Rockaway River Commons - Phase III(3)	800		800	2Q19	Expanded ShopRite by 6,000± sf at its expense
Total	$172,700	(4)	$167,300

FUTURE REDEVELOPMENT(5)	Location	Opportunity
Lodi	Lodi, NJ	Redevelop entire center for retail and/or warehouse; develop outparcel building
Bergen Town Center	Paramus, NJ	Develop a mix of uses including residential, hotel, and/or office; common area improvements and enhancements to improve merchandising
The Plaza at Cherry Hill	Cherry Hill, NJ	Renovating center
The Outlets at Montehiedra	San Juan, PR	Developing 20,000± sf retail on excess land; marketing
Marlton Commons	Marlton, NJ	Develop new small shop space and renovate façade
Briarcliff Commons	Morris Plains, NJ	Retenant former ShopRite box, add pad site, common area improvements
The Shops at Bruckner	Bronx, NY	Retenant end-cap anchor space, facade renovations and common area improvements
The Plaza at Woodbridge	Woodbridge, NJ	Retenant former Toys "R" Us box
Hudson Mall	Jersey City, NJ	Develop a mix of uses surrounding Hudson Mall as well as redeveloping parts of the mall to create a retail destination and retenant former Toys "R" Us box
Wilkes-Barre	Wilkes-Barre, PA	Develop new pad and retenant former Babies "R" Us box
Brick Commons	Bricktown, NJ	Develop new pad
Huntington Commons	Huntington, NY	Retenant former Kmart box
Brunswick Commons	East Brunswick, NJ	Develop new pad
Las Catalinas Mall	Caguas, PR	Retenant former Kmart box
(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Stabilization reflects the first quarter in which at least 80% of the expected cash NOI from the project has commenced. A project achieving Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table above.
(3) Results from these properties are included in our same-property metrics.
(4) The estimated unleveraged yield for Completed projects is 7% based on the total estimated project costs of and the incremental unleveraged NOI expected from the projects. The incremental unleveraged NOI for Completed projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces as a result of bankruptcy is based on the total cash NOI directly attributable to the project and the estimated project costs.
(5) The Company has identified future redevelopment opportunities which are, or will soon be, in preliminary planning phases and as such, may not ultimately become active projects. Proceeding with these investments is subject to many factors outside of the Company's control, and it is possible that municipal or other approvals may delay or suspend our ability to proceed with such plans.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of September 30, 2019 and December 31, 2018
(in thousands)

	September 30, 2019	December 31, 2018
Fixed rate debt	$1,388,503	$1,392,659
Variable rate debt	169,500	169,500
Total debt	$1,558,003	$1,562,159

% Fixed rate debt	89.1%	89.1%
% Variable rate debt	10.9%	10.9%
Total	100%	100%

Secured mortgage debt	$1,558,003	$1,562,159
Unsecured debt	—	—
Total debt	$1,558,003	$1,562,159

% Secured mortgage debt	100%	100%
% Unsecured mortgage debt	N/A	N/A
Total	100%	100%

Weighted average remaining maturity on secured mortgage debt	5.9 years	6.7 years

Total market capitalization (see page 16)	$4,071,661

% Secured mortgage debt	38.3%
% Unsecured debt	—%
Total debt: Total market capitalization	38.3%

Weighted average interest rate on secured mortgage debt(1)	4.09%	4.12%

Note: All amounts and calculations exclude unamortized debt issuance costs on mortgages payable.
(1) Weighted average interest rate is calculated based on balances outstanding at the respective dates.

No amounts are currently outstanding on our unsecured $600 million line of credit. During the quarter, the Company amended its revolving credit facility, extending the maturity date from March 2021 to January 2024 with two six-month extension options. To the extent borrowing occurs, our borrowing rate is LIBOR plus an applicable margin of 1.05% to 1.50% and an annual facility fee of 15 to 30 basis points. Both the spread over LIBOR and the facility fee are based on our current leverage ratio.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of September 30, 2019 (unaudited) and December 31, 2018
(dollars in thousands)

Debt Instrument	Maturity Date	Rate	September 30, 2019	December 31, 2018	Percent of Debt at September 30, 2019
Montehiedra (senior loan)	7/6/21	5.33%	$83,484	$84,860	5.4%
Montehiedra (junior loan)	7/6/21	3.00%	30,000	30,000	1.9%
Cherry Hill (Plaza at Cherry Hill)(4)	5/24/22	3.70%	28,930	28,930	1.9%
Westfield (One Lincoln Plaza)(4)	5/24/22	3.70%	4,730	4,730	0.3%
Woodbridge (Plaza at Woodbridge)(4)	5/25/22	3.70%	55,340	55,340	3.5%
Bergen Town Center - West, Paramus	4/8/23	3.56%	300,000	300,000	19.3%
Bronx (Shops at Bruckner)	5/1/23	3.90%	11,132	11,582	0.7%
Jersey City (Hudson Mall)(3)	12/1/23	5.07%	23,803	24,326	1.5%
Yonkers Gateway Center(5)	4/6/24	4.16%	30,524	31,704	2.0%
Las Catalinas	8/6/24	4.43%	129,843	130,000	8.3%
Jersey City (Hudson Commons)(1)	11/15/24	4.00%	29,000	29,000	1.9%
Watchung(1)	11/15/24	4.00%	27,000	27,000	1.7%
Bronx (1750-1780 Gun Hill Road)(1)	12/1/24	4.00%	24,500	24,500	1.6%
Brick	12/10/24	3.87%	50,000	50,000	3.2%
North Plainfield	12/10/25	3.99%	25,100	25,100	1.6%
Middletown	12/1/26	3.78%	31,400	31,400	2.0%
Rockaway	12/1/26	3.78%	27,800	27,800	1.8%
East Hanover (200 - 240 Route 10 West)	12/10/26	4.03%	63,000	63,000	4.0%
North Bergen (Tonnelle Ave)	4/1/27	4.18%	100,000	100,000	6.4%
Manchester	6/1/27	4.32%	12,500	12,500	0.8%
Millburn	6/1/27	3.97%	23,901	24,000	1.5%
Totowa	12/1/27	4.33%	50,800	50,800	3.3%
Woodbridge (Woodbridge Commons)	12/1/27	4.36%	22,100	22,100	1.4%
East Brunswick	12/6/27	4.38%	63,000	63,000	4.0%
East Rutherford	1/6/28	4.49%	23,000	23,000	1.5%
Hackensack	3/1/28	4.36%	66,400	66,400	4.3%
Marlton	12/1/28	3.86%	37,400	37,400	2.4%
East Hanover Warehouses	12/1/28	4.09%	40,700	40,700	2.6%
Union (2445 Springfield Ave)	12/10/28	4.01%	45,600	45,600	2.9%
Freeport (Freeport Commons)	12/10/29	4.07%	43,100	43,100	2.8%
Garfield	12/1/30	4.14%	40,300	40,300	2.6%
Mt Kisco(2)	11/15/34	6.40%	13,616	13,987	0.9%
Total mortgage debt		4.09%	$1,558,003	$1,562,159	100%
Unamortized debt issuance costs			(10,517)	(11,917)
Total mortgage debt, net			$1,547,486	$1,550,242

(1)	Bears interest at one month LIBOR plus 190 bps.

(2)
The mortgage payable balance on the loan secured by Mt Kisco includes $0.9 million and $1.0 million of unamortized debt discount as of September 30, 2019 and December 31, 2018, respectively. The effective interest rate including amortization of the debt discount is 7.33% as of September 30, 2019.

(3)
The mortgage payable balance on the loan secured by Hudson Mall includes $1.1 million and $1.2 million of unamortized debt premium as of September 30, 2019 and December 31, 2018, respectively. The effective interest rate including amortization of the debt premium is 3.87% as of September 30, 2019.

(4)	Bears interest at one month LIBOR plus 160 bps.

(5)
The mortgage payable balance on the loan secured by Yonkers Gateway Center includes $0.6 million and $0.7 million of unamortized debt premium as of both September 30, 2019 and December 31, 2018, respectively. The effective interest rate including amortization of the debt premium is 3.77% as of September 30, 2019.

URBAN EDGE PROPERTIES
DEBT MATURITY SCHEDULE
As of September 30, 2019 (unaudited) and December 31, 2018
(dollars in thousands)

Year	Amortization	Balloon Payments	Premium/(Discount) Amortization	Total	Weighted Average Interest rate at maturity	Percent of Debt Maturing
2019(1)	$1,389	$—	$83	$1,472	4.5%	0.1%
2020	7,184	—	331	7,515	4.4%	0.5%
2021	8,830	113,484	331	122,645	4.7%	7.9%
2022	12,162	87,483	331	99,976	3.8%	6.4%
2023	14,628	329,432	308	344,368	3.7%	22.1%
2024	12,976	261,366	(26)	274,316	4.2%	17.6%
2025	9,107	23,260	(61)	32,306	4.1%	2.1%
2026	8,888	115,104	(61)	123,931	3.9%	8.0%
2027	5,876	259,525	(61)	265,340	4.3%	17.0%
Thereafter	15,095	271,455	(416)	286,134	4.2%	18.3%
Total	$96,135	$1,461,109	$759	$1,558,003	4.1%	100%
	Unamortized debt issuance costs			(10,517)
	Mortgage debt, net			$1,547,486
(1) Remainder of 2019.